SEVERANCE AGREEMENT

This SEVERANCE AGREEMENT (this “Agreement”) is entered into as of December 20, 2011 by and among LY RETAIL, LLC, a Texas limited liability company (the “Company”), TOP GEAR INC., a corporation organized under the laws of Delaware and parent of the Company (the “Parent”) and KEVIN WALKER (“Employee”). The Parent and Company are collectively referred to herein as the “Luxeyard Parties” and each as a “Luxeyard Party.” The Company, Parent and Employee are collectively referred to herein as the “Parties” and each as a “Party.”

RECITALS

WHEREAS, Employee serves as the Chief Financial Officer, Chief Operating Officer and Secretary of each of the Luxeyard Parties; and

WHEREAS, the Employee is employed by each of the Luxeyard Parties on an at-will basis;

WHEREAS, each of the Luxeyard Parties have decided to terminate Employee’s employment relationship with the Luxeyard Parties, and the Parties desire to resolve, fully and finally, all outstanding matters between them.

NOW, THEREFORE, in consideration of the foregoing premises, and the covenants, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, the Parties, intending to be legally bound, hereby agree as follows:

1.          Recitals. The Parties each acknowledge that the Recitals set forth above are true and accurate. Each of the Recitals is incorporated into this Agreement by reference and is made a part hereof.

2.          Separation. Effective immediately upon the execution of this Agreement by the Parties (the “Effective Time”) Employee shall no longer be an employee of any Luxeyard Party or any Affiliate of any Luxeyard Party. For purposes of this Agreement, “Affiliate” shall have the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or any successor provision thereto.

3.          Separation Pay and Benefits. Following the Effective Time, Employee shall be entitled to receive from the Company (to the extent permitted by applicable law): (i) any unpaid base salary accrued up to and including the Effective Time, payable in accordance with the Company’s customary payroll procedures, (ii) any unreimbursed business expenses to which Employee is entitled to reimbursement under the Company’s expense reimbursement policy, payable in accordance with such policy, and (iii) a severance payment (the “Severance Payment”) equal to three months of Employee’s base salary as of the Effective Time, payable in three (3) installments of Thirteen Thousand Three Hundred Thirty Three Dollars and Thirty-Three Cents ($13,333.33) on the following dates: i) no later than two (2) business days from the full-execution of this Agreement; ii) February 1, 2012 and March 1, 2012. Notwithstanding the foregoing, the Parties agree and acknowledge that the first payment referenced hereinabove will be reduce by One Thousand Eight Hundred Eighteen Dollars ($1,818.00) which is equal to the three (3) days of additional pay that Employee received in Employee’s last paycheck. The amounts will be paid to Employee’s consulting company Walker Holdings, LLC. In addition Employee will keep Employee’s personal laptop and docking station. In addition, at the Effective Time, the Employee will be granted a nonstatutory stock option to purchase 23,530 shares of the Parent’s common stock, par value $0.0001 per share (“Common Stock”), at an exercise price per share equal to one hundred percent (100%) of the fair market value of a share of the Parent’s Common Stock on the date of grant (the “Option”). The Option will be evidenced by an agreement between the Parent and the Employee substantially in the form attached hereto as Annex A (the “Option Agreement”). The Parent anticipates that it will conduct a 1:17 forward split of its Common Stock (the “Forward Split”) in which event the then number of shares of Common Stock underlying the then unexercised portion of the Option shall adjust to 400,010 shares and the exercise price thereof shall adjust accordingly as of the effectiveness of such Forward Split. The Lock-Up Agreement dated November 8, 2011 by and between the Parent and Employee and is hereby incorporated by reference to this Agreement and is hereby made part this Agreement (the “Lock-Up Agreement”) shall remain in full force and effect following the Effective Time.

4.          Releases.

(a)          Employee on behalf of himself and his heirs, personal representatives, successors, assigns and all others claiming through or under him, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby release, acquit, and forever discharge each of the Luxeyard Parties and their respective past, current or future Affiliates, employees, officers, directors, members, managers, shareholders, agents, consultants, counselor representatives, and their respective successors and assigns (collectively, the “Luxeyard Releasees”), and each of them, of and from any and all obligations, claims, debts, demands, covenants, contracts, promises, agreements, liabilities, controversies, costs, expenses, attorneys’ fees, actions or causes of action of any nature whatsoever, in law or in equity, whether known or unknown, foreseen or unforeseen, accrued or not accrued, direct or indirect, which Employee ever had, now has, or can, shall or may have, up to the Effective Time, against the Luxeyard Releasees, or any of them, either alone or in combination with others.

There is a risk that subsequent to the execution of this Agreement that Employee will incur or suffer loss, damage or injuries which are unknown and unanticipated at the Effective Time. Employee does hereby assume the above-mentioned risk and agrees that this Agreement shall apply to all unknown or anticipated results as well known and anticipated results. Upon the advice of legal counsel Employee expressly waives and relinquishes all rights and benefits afforded by Section 1542 of the California Civil Code (“Section 1542”), and does so understanding and acknowledging the significance and consequence of such specific waiver of Section 1542. Section 1542 states as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of each and all of the Luxeyard Releasees, Employee expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all claims which Employee does not know or suspect to exist in Employee’s favor at the time of execution hereof, and that this Agreement contemplates the extinguishment of any such claim(s).

(b)          The Luxeyard Parties on behalf of themselves and their respective successors and assigns and all others claiming through or under them, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby release, acquit, and forever discharge Employee and his successors and assigns (collectively, the “Employee Releasees”), and each of them, of and from any and all obligations, claims, debts, demands, covenants, contracts, promises, agreements, liabilities, controversies, costs, expenses, attorneys’ fees, actions or causes of action of any nature whatsoever, in law or in equity, whether known or unknown, foreseen or unforeseen, accrued or not accrued, direct or indirect, which either of the Luxeyard Parties ever had, now have, or can, shall or may have, up to the Effective Time, against the Employee Releasees, or any of them, either alone or in combination with others.

5.          Representations of the Company. Each of the Luxeyard Parties, severally and not jointly, represents and warrants to Employee as follows:

(a)          Authorization. All action on the part of such Luxeyard Party necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of such Luxeyard Party hereunder has been taken. This Agreement, when executed and delivered by such Luxeyard Party will constitute a valid and legally binding obligation of such Luxeyard Party enforceable against such Luxeyard Party in accordance with its terms.

(b)          No Conflicts; Advice. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which such Luxeyard Party is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which such Luxeyard Party is a party. The Luxeyard Parties have consulted such legal, tax and investment advisors as they, in their sole discretion, have deemed necessary or appropriate in connection with the transactions contemplated hereby.

(c)          Consents. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other person is required for the valid authorization, execution, delivery and performance by such Luxeyard Party of this Agreement and the consummation of the transactions contemplated hereby.

6.          Representations of Employee. Employee represents and warrants to each of the Luxeyard Parties as follows:

(a)          Authorization. All action on the part of Employee, necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Employee hereunder has been taken. This Agreement, when executed and delivered by Employee, will constitute a valid and legally binding obligation of Employee, enforceable against Employee in accordance with its terms.

(b)          No Conflicts; Advice. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which Employee is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which Employee is a party. Employee has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the transactions contemplated hereby.

(c)          Consents. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other person is required for the valid authorization, execution, delivery and performance by Employee of this Agreement and the consummation of the transactions contemplated hereby.

7.          Non-Disparagement. Following the date of the Effective Time, (i) Employee will not make or cause to be made any statements or remarks (including, without limitation, the repetition or distribution of disparaging, derogatory or damaging rumors, allegations, negative reports or comments), whether written, electronic or oral, that are directly or indirectly disparaging, derogatory or damaging to any Luxeyard Party or any of their respective past, current or future Affiliates, officers, directors, shareholders, employees, consultants, advisors, representatives, trustees, subsidiaries, divisions, parent companies, clients or customers or their policies and procedures, business, practices or financial condition; and (ii) none of the Luxeyard Parties will make or cause to be made any statements or remarks (including, without limitation, the repetition or distribution of disparaging, derogatory or damaging rumors, allegations, negative reports or comments), whether written, electronic or oral, that are directly or indirectly disparaging, derogatory or damaging to the Employee; provided, however, that the foregoing restrictions shall not apply to any statements by Employee or by any Luxeyard Party that are made truthfully in response to a subpoena or as otherwise required by applicable law or other compulsory legal process, or those made in the context of a confidential professional relationship such as between the Parties and legal counsel, accountants and/or financial advisors.

8.          Confidentiality. The Luxeyard Parties have provided Employee with access to, and have confided in the Employee, information, business methods and systems, techniques and methods of operation developed at great expense by the Luxeyard Parties and which are assets of the Luxeyard Parties. Employee recognizes and acknowledges that: (i) all Confidential Information (defined below) is the property of the Luxeyard Parties and is unique, extremely valuable and developed and acquired by great expenditures of time, effort and cost; (ii) the misuse, misappropriation or unauthorized disclosure by Employee of the Confidential Information would constitute a breach of trust and would cause serious irreparable injury to the Luxeyard Parties; and (iii) it is essential to the protection of the Luxeyard Parties’ goodwill and to the maintenance of the Luxeyard Parties’ competitive position that the Confidential Information be kept secret and that Employee not disclose the Confidential Information to others or use same to his own advantage or to the advantage of others. Accordingly, Employee shall not, directly or indirectly, in any manner, utilize or disclose to any person, firm, corporation, association or other entity, or use on his own behalf, any confidential and proprietary information of any Luxeyard Party, including, but not limited to, information relating to any Luxeyard Party’s business methods, strategies, policies, procedures, techniques, research, historical or projected financial information, budgets, trade secrets, sales, costs, client lists, client preferences, client identities, marketing materials, investment strategies, systems, computer programs, or the business affairs and financial condition of any Luxeyard Party, or any client, supplier or subscriber of any Luxeyard Party, (collectively “Confidential Information”), except for (i) such disclosures where required by law, but only after written notice to the Luxeyard Parties detailing the circumstances and legal requirement for the disclosure; or (ii) such disclosures where such information was at the time of disclosure to Employee or thereafter became public acknowledge through no fault or omission of Employee. For purposes of the definition of “Confidential Information,” Luxeyard Parties and Luxeyard Party include any Affiliate thereof.

9.          Further Assurances. Each Party hereby agrees and provides further assurances that it will, in the future, execute and deliver any and all further agreements, certificates, instruments and documents and do and perform or cause to be done and performed, all acts and things as may be necessary or appropriate to carry out the intent and accomplish the purposes of this Agreement.

10.         Expenses. Each Party shall pay the fees and expenses of such Party’s advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, and shall hold the other Party hereto harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim for such fees and expenses.

11.         Notices. Any notice or required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally, or by electronic delivery in PDF format (followed by first-class mail), or seventy two (72) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the Party to be notified at such Party’s address or as subsequently modified by written notice.

If to the Parent or Company to:

LY Retail LLC d/b/a Luxeyard.com
4063 Glencoe Avenue, Suite A
Marina Del Rey, California 90292
Attention: Braden Richter, Chief Executive Officer
Telephone No.: 323-855-7044
Fax No.:
Email: brichter@luxeyard.com

If to the Employee to:

4614 Waterbury Dr.
Clarkston, MI 48348
Telephone No.: 248-730-5805
Fax No.:
Email: kwalkersb@gmail.com

12.         Counterparts. This Agreement may be executed via facsimile in one or more counterparts and transmitted via facsimile or PDF, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. When counterparts of copies have been executed by all Parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals.

13.         Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired hereby and the Parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

14.         Entire Agreement. This Agreement represents the entire agreement of the Parties hereto with respect to the matters contemplated hereby, and there are no written or oral representations, warranties, understandings or agreements with respect hereto except the Option Agreement and Lock-Up Agreement or as otherwise expressly set forth herein.

15.         Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by each Party or, in the case of a waiver, by the Party against whom enforcement of any such waiver is sought. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

16.         Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the Parties hereto and their respective successors, heirs, personal representatives, and permitted assigns.

17.         Governing Law; Dispute Resolution. This Agreement shall be construed and interpreted under the laws of the State of California governing agreements which are wholly made and performed therein, as this Agreement is deemed to be, without giving any effect to any choice or conflict or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. Any controversy or claim arising out of or relating to this Agreement, its enforcement, arbitrability or interpretation shall be submitted to final and binding arbitration, to be held in Los Angeles County, California, before a single arbitrator, in accordance with California Code of Civil Procedure §§ 1280 et seq. For purposes of venue the Parties agree that the Agreement shall be deemed to have been made in Los Angeles, California. The arbitrator shall be selected by mutual agreement of the Parties or, if the Parties cannot agree, then by striking from a list of arbitrators supplied by the American Arbitration Association or JAMS/Endispute. The arbitration shall be a confidential proceeding, closed to the general public and will use and implement the Federal Rules of Evidence with respect to the entire arbitration process. The arbitrator shall issue a written opinion stating the essential findings and conclusions upon which the arbitrator’s award is based. The Parties will share equally in payment of the arbitrator’s fees and arbitration expenses and any other costs unique to the arbitration hearing (recognizing that each side bears its own deposition, witness, expert and attorneys’ fees and other expenses to the same extent as if the matter were being heard in court).

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed on the date first written above.

Parent:

TOP GEAR INC.

By:	/s/ Braden Richter
Name:	Braden Richter
Title:	Chief Executive Officer

Company:

LY RETAIL, LLC

By:	/s/ Braden Richter
Name:	Braden Richter
Title:	Chief Executive Officer

Employee:

/s/ Kevin Walker
KEVIN WALKER

ANNEX A

Form of Option Agreement

Reference is hereby made to the non-qualified stock option agreement (the “NQSO Agreement”) dated as of December 20, 2011 between Top Gear, Inc.(“Parent”) and Kevin Walker (“Employee”).

Parent and Employee both agree and acknowledge that the aforementioned NQSO Agreement is hereby incorporated by reference and is attached to and made part of this Agreement.

Accepted and Agreed:

TOP GEAR INC.:		KEVIN WALKER:

By:	/s/ Braden Richter	By:	Kevin Walker

Its:

ANNEX B

Lock-Up Agreement

Reference is hereby made to the fully-executed lock-up agreement (the “Lock-Up Agreement) dated November 8, 2011 by and between Top Gear Inc., a corporation organized under the laws of Delaware and parent (the “Parent”)of LY RETAIL, LLC, a Texas limited liability company (the “Company”) and Kevin Walker (“Employee”).

Parent/Company and Employee both agree and acknowledge that the aforementioned Lock-Up Agreement is hereby incorporated by reference and is attached to and made part of this Agreement.

Employee hereby acknowledges that Employee has a copy of the Lock-Up Agreement for his reference and files.

Accepted and Agreed:

TOP GEAR INC.:		KEVIN WALKER:

By:	/s/ Braden Richter	By:	Kevin Walker

Its: